Exhibit 99.1

NeuroPace Announces Refocusing of Product Portfolio

— Beginning of Wind Down of Stereo EEG (SEEG) Distribution Relationship in Q4 2025 —

— Maintaining 2025 Revenue Guidance —

— No Change to Long-Range Plan Expectations of Cash Flow Breakeven by the end of 2027 and Achievement of 20%+ Revenue CAGR —

Mountain View, Calif. – April 2, 2025 – NeuroPace, Inc. (Nasdaq: NPCE), a medical device company focused on transforming the lives of people living with epilepsy, today reported that as part of a strategic refocusing of its product portfolio on its core, differentiated RNS System product line, it is terminating its distribution relationship for SEEG products and will begin winding down the relationship in the fourth quarter of 2025 and continuing through the first quarter of 2026.

“While we believe that entering into the exclusive distribution agreement with DIXI Medical three years ago was appropriate for NeuroPace at the time, our core growth strategy today has evolved significantly from when the distribution agreement began. We believe that, beginning in 2026, our goals will be best and most efficiently served by having our commercial team focus its resources on the significant current and expanding opportunities associated with our differentiated RNS System,” commented Joel Becker, NeuroPace Chief Executive Officer. “Our long-range plan includes clinical, product and market development initiatives around RNS therapy. We are already making good progress with our site of service expansion through Project CARE, and the 2026 planned indication expansion into the drug-resistant idiopathic generalized epilepsy population, expansion into pediatric focal epilepsy as a new indication, and the launch of differentiated software products in our AI pipeline each represent significant and unique opportunities to drive our long-term growth,” Becker added.

“I believe that we create the most value for the NeuroPace community and stakeholders by focusing on what we are uniquely well positioned to do, which is to make the RNS System the standard of care for the treatment of drug-resistant epilepsy patients. This will be our focus and will free up additional capacity within our commercial organization at the beginning of 2026. I am confident this will lead to more efficient, effective and faster development and execution of our opportunities and establish NeuroPace and the RNS System as the clear leader in the field.”

“Considering the timeline for these activities, we do not currently plan any change to our previously stated 2025 revenue guidance and we are maintaining our long-range plan expectations of 20%+ CAGR and our ability to achieve cash flow breakeven by the end of 2027,” Becker concluded.

Key Considerations

•

The Company is maintaining its 2025 revenue guidance, after taking into consideration the timing of the distribution agreement expiration at the close of Q3 2025 and wind down activities over the six months thereafter, during which the Company will continue selling remaining inventory.

•	NeuroPace gross margin is expected to increase as the margin for SEEG distributed products is approximately 50%, while the margin of the RNS System is over 78%.

•

The Company expects significant growth opportunities in 2026, including the ongoing expansion of Project CARE, indication expansion into the drug-resistant idiopathic generalized epilepsy population—which like the patient population treated through CARE does not utilize SEEG products—and drug-resistant pediatric focal epilepsy patient population, and launch of AI enabled software products.

•	The SEEG market has comparable products from a number of companies, and NeuroPace is confident that customers will remain well supported.

About NeuroPace, Inc.

Based in Mountain View, Calif., NeuroPace is a medical device company focused on transforming the lives of people living with epilepsy by reducing or eliminating the occurrence of debilitating seizures. Its novel and differentiated RNS System is the first and only commercially available, brain-responsive platform that delivers personalized, real-time treatment at the seizure source. This platform can drive a better standard of care for patients living with drug-resistant epilepsy and has the potential to offer a more personalized solution and improved outcomes to the large population of patients suffering from other brain disorders.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. NeuroPace may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding: NeuroPace’s expectations, forecasts and beliefs with respect to potential indication expansion for its RNS System and its launch of AI-enabled software, technology and other product development efforts and expansion of Project CARE; the timing of NeuroPace’s planned regulatory submissions and clinical data disclosures; NeuroPace’s use of its cash resources and ability to achieve cash flow breakeven without revenues from the DIXI Medical distribution agreement after its planned expiration; anticipated wind-down activities related to the planned expiration of the DIXI Medical distribution agreement, including with respect to sales of NeuroPace’s remaining SEEG product inventory during the six-month period following the planned expiration of the agreement, and the costs associated with any such activities; NeuroPace’s ability to maintain the gross margin for its RNS System at historical rates; NeuroPace’s expected long-range revenue growth without revenues from the DIXI Medical distribution agreement after its planned expiration; NeuroPace’s ability to achieve its goal of making the RNS System the standard of care for the treatment of drug-resistant epilepsy patients; NeuroPace’s expectations with respect to the benefits of focusing its business, including with respect to faster development and execution on its growth opportunities and the Company’s ability to realize these benefits on the expected timelines or at all. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: actual operating results may differ significantly from any guidance provided; uncertainties related to market acceptance and adoption of NeuroPace’s RNS System and impacts to NeuroPace’s revenue for 2025 and in the future and its ability to become the standard of care for the treatment of drug-resistant epilepsy patients; risks that NeuroPace could use its cash resources sooner than expected and may not be able to achieve cash flow breakeven on the anticipated timeline or at all; risks that NeuroPace’s gross margin for its RNS System may be lower than forecast; risks related to regulatory compliance and expectations for regulatory submissions and approvals to expand the market for NeuroPace’s RNS System; risks related to product development, including risks related to the development of AI-powered software; risks that NeuroPace will not be able to meet its long-range plans and revenue projections without DIXI Medical revenue as a result of the planned expiration of the distribution agreement; and other important factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in NeuroPace’s public filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 4, 2025, as well as any other reports that it may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to NeuroPace as of the date hereof. NeuroPace undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing NeuroPace’s views as of any date subsequent to the date of this press release and should not be relied upon as a prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of NeuroPace.

Investor Contact:

Jeremy Feffer

Managing Director

LifeSci Advisors

jfeffer@lifesciadvisors.com